EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2021.
On June 23, 2021, Griffin-American Healthcare REIT IV, Inc., a Maryland corporation (prior to the closing date, “GAHR IV”), Griffin-American Healthcare REIT IV Holdings, LP, a Delaware limited partnership (“GAHR IV Operating Partnership”), Continental Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of GAHR IV (“Merger Sub”), Griffin-American Healthcare REIT III, Inc., a Maryland corporation (“GAHR III”), and Griffin-American Healthcare REIT III Holdings, LP, a Delaware limited partnership (“GAHR III Operating Partnership”), entered into an Agreement and Plan of Merger (“Merger Agreement”). On October 1, 2021, pursuant to the Merger Agreement, GAHR III merged with and into Merger Sub (“REIT Merger”), with Merger Sub being the surviving company. At the effective time of the REIT Merger, each issued and outstanding share of GAHR III’s common stock, $0.01 par value per share (“GAHR III Common Stock”), was converted into the right to receive 0.9266 shares of GAHR IV’s Class I common stock, $0.01 par value per share. Following the REIT Merger, the combined company (defined below), changed its name to American Healthcare REIT, Inc.
In accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC Topic 805”), the REIT Merger will be treated as a business combination accounted for as a reverse acquisition for accounting purposes based on the following facts and circumstances:
•GAHR III stockholders have the largest voting interest in the post-combination company; and
•GAHR III is significantly larger than GAHR IV, the legal acquirer, in total assets and revenue.
Accordingly, the REIT Merger will be treated as the equivalent of GAHR III issuing stock for the net assets of GAHR IV. Operations prior to the REIT Merger will be those of GAHR III.
Also on June 23, 2021, GAHR III and GAHR III Operating Partnership entered into a Contribution Agreement with Griffin Capital Company, LLC, American Healthcare Investors, LLC (“AHI”), Platform Healthcare Investor T-II, LLC, which is indirectly owned by Digital Bridge Group, Inc., Flaherty Trust dated September 25, 1997, as amended, Jeffrey T. Hanson, Danny Prosky and Mathieu B. Streiff, pursuant to which, among other things, GAHR III agreed to acquire (“AHI Acquisition”) a newly formed entity (“NewCo”) that owned substantially all of the business and operations of AHI, as well as all of the equity interests in (i) Griffin-American Healthcare REIT III Advisor, LLC, a Delaware limited liability company that served as the external advisor of GAHR III, and (ii) Griffin-American Healthcare REIT IV Advisor, LLC, a Delaware limited liability company that served as the external advisor of GAHR IV. On October 1, 2021, the AHI Acquisition closed immediately prior to the consummation of the REIT Merger. To consummate the AHI Acquisition, GAHR III caused its subsidiary, GAHR III Operating Partnership, to issue its equity equal to approximately $131,674,000 in exchange for the outstanding equity interest in NewCo. Following the consummation of the REIT Merger and the AHI Acquisition, the surviving company (“Combined Company”) has become a self-managed company.
The terms of the AHI Acquisition also contain provisions for the payment of contingent consideration based on the performance of an investment fund being considered for formation. As of the date of this Form 8-K/A, the probability of the formation, and therefore, fulfilling the conditions requiring payment of this contingent consideration, is deemed remote. Accordingly, the fair value of such contingent consideration is estimated to be zero.
The AHI Acquisition will be treated as a business combination for accounting purposes, with GAHR III as both the legal and accounting acquiror of NewCo. While GAHR IV was the legal acquiror of GAHR III, GAHR III was determined to be the accounting acquiror in the REIT Merger transaction in accordance with ASC Topic 805 after considering the relative share ownership and the composition of the governing body of the combined entity. The total purchase price will be allocated to the underlying GAHR IV identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The AHI Acquisition will be accounted for as separate from the REIT Merger, as the consummation of each transaction was not contingent on the consummation of the other. In addition, each of the transactions achieved a different business objective, and each of the transactions was economically justifiable on its own.
The AHI Acquisition represents an acquisition of a non-reporting entity that neither GAHR III nor GAHR IV stockholders voted on. Furthermore, the AHI Acquisition represents an acquisition that is not significant to GAHR III. As such, the historical financial statements for NewCo were not included in this Form 8-K/A. Nevertheless, unaudited pro forma financial information related to the AHI Acquisition was considered informative to this Form 8-K/A and is included as part of the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information gives effect to the separate transactions of the AHI Acquisition and REIT Merger, as described above and in the accompanying notes.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the transactions as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2020 and for the six months ended June 30, 2021 give effect to the transactions as if they had been consummated on January 1, 2020.
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the two transactions have been prepared in accordance with the acquisition method of accounting in accordance with ASC Topic 805.
The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual combined results of operations or combined financial condition would have been had the AHI Acquisition and REIT Merger actually occurred on June 30, 2021 for the balance sheet, or on January 1, 2020 for the statements of operations, nor does it purport to project the future combined results of operations or combined financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies, post-acquisition synergies, and/or cost savings that may be achieved with respect to the Combined Company. The assumed accounting for the AHI Acquisition and REIT Merger, including the estimated purchase consideration, is based on the preliminary estimate of fair values. The unaudited pro forma adjustments are based upon available information and certain assumptions that the company believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All pro forma adjustments and their underlying assumptions are described more fully in the notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
As of June 30, 2021

	Historical					Historical
	GAHR III	NewCo			Pro Forma Combined (adjusted for AHI Acquisition Transaction)	GAHR IV				Pro Forma Combined Company
	As of June 30, 2021	As of June 30, 2021	AHI Acquisition Transaction Accounting Adjustments		As of June 30, 2021	As of June 30, 2021		REIT Merger Transaction Accounting Adjustments		As of June 30, 2021
ASSETS
Real estate investments, net	$2,397,092,000	$—	$—		$2,397,092,000	$912,467,000		$186,265,000	4(g)	$3,495,824,000
Debt security investment, net	77,543,000	—	—		77,543,000	—		—		77,543,000
Cash and cash equivalents	76,659,000	—	—		76,659,000	21,336,000		(14,938,000)	4(h)	82,671,000
								(386,000)	4(i)
Restricted cash	41,389,000	—	—		41,389,000	1,176,000		—		42,565,000
Accounts and other receivables, net	127,377,000	68,000	—		127,445,000	1,768,000		—		129,213,000
Identified intangible assets, net	152,825,000	—	42,000	4(a)	152,867,000	57,251,000		71,531,000	4(j)	281,649,000
Goodwill	75,309,000	—	134,547,000	4(b)	209,856,000	—		—		209,856,000
Operating lease right-of-use assets, net	140,650,000	3,859,000	(559,000)	4(c)	143,950,000	14,073,000		(224,000)	4(k)	157,799,000
Other assets, net	119,930,000	413,000	(129,000)	4(a)	120,214,000	67,710,000		(18,592,000)	4(l)	123,776,000
								(45,556,000)	4(m)
Total assets	$3,208,774,000	$4,340,000	$133,901,000		$3,347,015,000	$1,075,781,000	$	$178,100,000		$4,600,896,000
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$917,121,000	$—	$—		$917,121,000	$17,572,000	$	$1,105,000	4(n)	$935,798,000
Lines of credit and term loans	837,234,000	—	—		837,234,000	482,900,000		—		1,320,134,000
Accounts payable and accrued liabilities	178,561,000	3,354,000	—		181,915,000	22,929,000		(1,829,000)	4(h)	203,015,000
Accounts payable due to affiliates	2,322,000	—	—		2,322,000	1,029,000		—		3,351,000
Identified intangible liabilities, net	275,000	—	—		275,000	1,174,000		15,040,000	4(j)	16,489,000
Financing obligations	18,952,000	—	—		18,952,000	—		—		18,952,000
Operating lease liabilities	134,667,000	4,041,000	(828,000)	4(d)	137,880,000	9,971,000		(107,000)	4(o)	147,744,000
Security deposits, prepaid rent and other liabilities	72,997,000	—	—		72,997,000	8,151,000		(2,988,000)	4(p)	78,160,000
Total liabilities	2,162,129,000	7,395,000	(828,000)		2,168,696,000	543,726,000		11,221,000		2,723,643,000
Commitments and contingencies
Redeemable noncontrolling interests	40,174,000	—	17,375,000	4(f)	57,549,000	2,593,000		(66,000)	4(q)	62,261,000
								(4,000)	4(i)
								2,189,000	4(v)

UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET — (Continued)
As of June 30, 2021

	Historical					Historical
	GAHR III	NewCo			Pro Forma Combined (adjusted for AHI Acquisition Transaction)	GAHR IV				Pro Forma Combined Company
	As of June 30, 2021	As of June 30, 2021	AHI Acquisition Transaction Accounting Adjustments		As of June 30, 2021	As of June 30, 2021		REIT Merger Transaction Accounting Adjustments		As of June 30, 2021
Equity:
Stockholders’ equity:
Preferred stock	$—	$—	$—		$—	$—		$—		$—
Common stock	1,939,000	—	—		1,939,000	—		(1,939,000)	4(r)	—
Class T common stock	—	—	—		—	760,000		760,000	4(r)	760,000
								(760,000)	4(s)
Class I common stock	—	—	—		—	57,000		1,853,000	4(r)	1,853,000
								(57,000)	4(s)
Members’ equity	—	(3,055,000)	3,055,000	4(e)	—	—		—		—
Additional paid-in capital	1,729,861,000	—	46,309,000	4(f)	1,776,170,000	736,827,000		708,374,000	4(t)	2,497,175,000
								24,383,000	4(u)
								(674,000)	4(r)
								(736,827,000)	4(s)
								(10,696,000)	4(v)
								(382,000)	4(i)
Accumulated deficit	(886,983,000)	—	—		(886,983,000)	(208,759,000)		208,759,000	4(s)	(900,092,000)
								(13,109,000)	4(h)
Accumulated other comprehensive loss	(1,897,000)	—	137,000	4(f)	(1,760,000)	—		(41,000)	4(v)	(1,801,000)
Total stockholders’ equity	842,920,000	(3,055,000)	49,501,000		889,366,000	528,885,000		179,644,000		1,597,895,000
Noncontrolling interests	163,551,000	—	67,853,000	4(f)	231,404,000	577,000		951,000	4(q)	217,097,000
								(24,383,000)	4(u)
								8,548,000	4(v)
Total equity	1,006,471,000	(3,055,000)	117,354,000		1,120,770,000	529,462,000		164,760,000		1,814,992,000
Total liabilities, redeemable noncontrolling interests and equity	$3,208,774,000	$4,340,000	$133,901,000		$3,347,015,000	$1,075,781,000	$	$178,100,000		$4,600,896,000

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2021

	Historical						Historical
	GAHR III	NewCo			Pro Forma Combined (adjusted for AHI Acquisition Transaction)		GAHR IV			Pro Forma Combined Company
	Six Months Ended June 30, 2021	Six Months Ended June 30, 2021	AHI Acquisition Transaction Accounting Adjustments		Six Months Ended June 30, 2021		Six Months Ended June 30, 2021	REIT Merger Transaction Accounting Adjustments		Six Months Ended June 30, 2021
Revenues and grant income:
Revenues	$—	$21,118,000	$(14,673,000)	5(a)	$6,445,000		$—	$(6,445,000)	5(e)	$—
Resident fees and services	529,378,000	—	—		529,378,000		31,089,000	—		560,467,000
Real estate revenue	60,665,000	—	—		60,665,000		43,934,000	(845,000)	5(d)	103,754,000
Grant income	9,328,000	—	—		9,328,000		—	—		9,328,000
Total revenues and grant income	599,371,000	21,118,000	(14,673,000)		605,816,000		75,023,000	(7,290,000)		673,549,000
Expenses:
Property operating expenses	495,568,000	—	—		495,568,000		29,639,000	—		525,207,000
Rental expenses	16,174,000	—	(698,000)	5(a)	15,476,000		12,153,000	(569,000)	5(e)	27,060,000
General and administrative	14,600,000	12,294,000	(11,400,000)	5(a)	15,494,000		7,406,000	(5,077,000)	5(e)	18,323,000
								500,000	5(f)
Business acquisition expenses	3,998,000	—	—		3,998,000		2,752,000	(6,931,000)	5(g)	(352,000)
								(171,000)	5(e)
Depreciation and amortization	52,080,000	2,758,000	(2,758,000)	5(b)	52,080,000		22,999,000	6,355,000	5(h)	81,136,000
								(298,000)	5(i)
Total expenses	582,420,000	15,052,000	(14,856,000)		582,616,000		74,949,000	(6,191,000)		651,374,000
Other income (expense):
Interest expense:
Interest expense	(38,855,000)	—	—		(38,855,000)		(9,595,000)	996,000	5(j)	(47,454,000)
Gain in fair value of derivative financial instruments	3,596,000	—	—		3,596,000		2,917,000	—		6,513,000
Interest income	—	8,000	(8,000)	5(b)	—		—	—		—
Loss on dispositions of real estate investments	(377,000)	—	—		(377,000)		(199,000)	—		(576,000)
Impairment of real estate investments	(3,335,000)	—	—		(3,335,000)		—	—		(3,335,000)
Loss from unconsolidated entities	(2,672,000)	—	—		(2,672,000)		(1,097,000)	1,097,000	5(k)	(2,672,000)
Foreign currency gain	653,000	—	—		653,000		—	—		653,000
Other income	463,000	439,000	(292,000)	5(b)	610,000		16,000	—		626,000
(Loss) income before income taxes	(23,576,000)	6,513,000	(117,000)		(17,180,000)		(7,884,000)	994,000		(24,070,000)
Income tax expense	(658,000)	—	—		(658,000)		—	—		(658,000)
Net (loss) income	(24,234,000)	6,513,000	(117,000)		(17,838,000)		(7,884,000)	994,000		(24,728,000)
Less: net loss (income) attributable to noncontrolling interests	4,709,000	(4,128,000)	4,128,000	5(b)	5,659,000		368,000	(899,000)	5(k)	5,178,000
			950,000	5(c)				50,000	5(l)
Net (loss) income attributable to controlling interest	$(19,525,000)	$2,385,000	$4,961,000		$(12,179,000)		$(7,516,000)	$145,000		$(19,550,000)
Net loss per share:
Basic and Diluted	$(0.10)				$(0.06)	5(m)	$(0.09)			$(0.07)	5(n)
Shares used in computing net loss per share:
Basic and Diluted	193,857,452				193,857,452	5(m)	81,599,875			261,424,535	5(n)
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020

	Historical						Historical
	GAHR III	NewCo			Pro Forma Combined (adjusted for AHI Acquisition Transaction)		GAHR IV			Pro Forma Combined Company
	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2020	AHI Acquisition Transaction Accounting Adjustments		Fiscal Year Ended December 31, 2020		Fiscal Year Ended December 31, 2020	REIT Merger Transaction Accounting Adjustments		Fiscal Year Ended December 31, 2020
Revenues and grant income:
Revenues	$—	$38,618,000	$(25,435,000)	5(a)	$13,183,000		$—	$(13,183,000)	5(e)	$—
Resident fees and services	1,069,073,000	—	—		1,069,073,000		67,793,000	—		1,136,866,000
Real estate revenue	120,047,000	—	—		120,047,000		86,321,000	(1,711,000)	5(d)	204,657,000
Grant income	55,181,000	—	—		55,181,000		1,005,000	—		56,186,000
Total revenues and grant income	1,244,301,000	38,618,000	(25,435,000)		1,257,484,000		155,119,000	(14,894,000)		1,397,709,000
Expenses:
Property operating expenses	993,727,000	—	—		993,727,000		60,224,000	—		1,053,951,000
Rental expenses	32,298,000	—	(1,372,000)	5(a)	30,926,000		23,450,000	(1,123,000)	5(e)	53,253,000
General and administrative	27,007,000	21,510,000	(21,953,000)	5(a)	26,564,000		16,691,000	(10,063,000)	5(e)	34,192,000
								1,000,000	5(f)
Business acquisition expenses	290,000	—	—		290,000		(160,000)	20,040,000	5(g)	20,043,000
								(127,000)	5(e)
Depreciation and amortization	98,858,000	5,528,000	(5,528,000)	5(b)	98,858,000		50,304,000	12,834,000	5(h)	155,647,000
								(6,349,000)	5(i)
Total expenses	1,152,180,000	27,038,000	(28,853,000)		1,150,365,000		150,509,000	16,212,000		1,317,086,000
Other income (expense):
Interest expense:
Interest expense	(71,278,000)	—	—		(71,278,000)		(19,955,000)	2,003,000	5(j)	(89,230,000)
Loss in fair value of derivative financial instruments	(3,906,000)	—	—		(3,906,000)		(870,000)	—		(4,776,000)
Interest income	—	84,000	(84,000)	5(b)	—		—	—		—
Gain on dispositions of real estate investments	1,395,000	—	—		1,395,000		—	—		1,395,000
Impairment of real estate investments	(11,069,000)	—	—		(11,069,000)		(3,642,000)	—		(14,711,000)
(Loss) income from unconsolidated entities	(4,517,000)	—	—		(4,517,000)		629,000	(629,000)	5(k)	(4,517,000)
Foreign currency gain	1,469,000	—	—		1,469,000		—	—		1,469,000
Other income	1,570,000	793,000	(402,000)	5(b)	1,961,000		286,000	—		2,247,000
Income (loss) before income taxes	5,785,000	12,457,000	2,932,000		21,174,000		(18,942,000)	(29,732,000)		(27,500,000)
Income tax benefit	3,078,000	—	—		3,078,000		—	—		3,078,000
Net income (loss)	8,863,000	12,457,000	2,932,000		24,252,000		(18,942,000)	(29,732,000)		(24,422,000)
Less: net (income) loss attributable to noncontrolling interests	(6,700,000)	(8,322,000)	8,322,000	5(b)	(7,970,000)		885,000	1,122,000	5(k)	(3,155,000)
			(1,270,000)	5(c)				2,808,000	5(l)
Net income (loss) attributable to controlling interest	$2,163,000	$4,135,000	$9,984,000		$16,282,000		$(18,057,000)	$(25,802,000)		$(27,577,000)
Net income (loss) per share:
Basic and Diluted	$0.01				$0.08	5(m)	$(0.22)			$(0.11)	5(n)
Shares used in computing net income (loss) per share:
Basic and Diluted	194,168,833				194,168,833	5(m)	80,661,645			261,606,678	5(n)
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
1.Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with SEC Regulation S-X Article 11 to present the pro forma effects of the AHI Acquisition and REIT Merger. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the transactions as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2020 and for the six months ended June 30, 2021 give effect to the transactions as if they had been consummated on January 1, 2020.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC Topic 805, with GAHR III treated as the accounting acquiror for the AHI Acquisition and the REIT Merger. Accordingly, the unaudited pro forma condensed combined financial information reflects GAHR III’s allocation of the purchase price consideration to the assets acquired and liabilities assumed from NewCo and GAHR IV with the excess purchase price recorded as goodwill.
The unaudited pro forma condensed combined financial information will differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of certain assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized. The final calculation of the purchase price allocations will be based on the fair values of assets acquired and liabilities assumed as of the date of the consummation of the AHI Acquisition and REIT Merger. The differences that will occur between the preliminary amounts and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.
This unaudited pro forma condensed combined financial information should be read in conjunction with:
•The accompanying notes to unaudited pro forma condensed combined financial information;
•the separate historical audited consolidated financial statements of GAHR III as of and for the fiscal year ended December 31, 2020, included in GAHR III’s Annual Report on Form 10-K, as filed with the SEC on March 25, 2021;
•the separate historical unaudited consolidated financial statements of GAHR III as of and for the six months ended June 30, 2021, included in GAHR III’s Quarterly Report on Form 10-Q, as filed with the SEC on August 16, 2021;
•the separate historical audited consolidated financial statements of GAHR IV as of and for the year ended December 31, 2020, included in GAHR IV’s Annual Report on Form 10-K, as filed with the SEC on March 26, 2021; and
•the separate historical unaudited consolidated financial statements of GAHR IV as of and for the six months ended June 30, 2021, included in GAHR IV’s Quarterly Report on Form 10-Q, as filed with the SEC on August 13, 2021.
2.Significant Accounting Policies
The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in GAHR III’s audited financial statements as of and for the fiscal year ended December 31, 2020 and the unaudited financial statements as of and for the six months ended June 30, 2021.
Upon consummation of the AHI Acquisition and REIT Merger, management will perform a comprehensive review of the three entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial information of the Combined Company. Based on their initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.Calculation of Purchase Consideration and Preliminary Purchase Price Allocation of the AHI Acquisition and REIT Merger
Preliminary Purchase Consideration
AHI Acquisition
The preliminary fair value of consideration to be transferred is calculated as follows:

Equity consideration (1)	$134,689,000
Closing date working capital deficit adjustment (2)	(3,015,000)
Total purchase consideration	$131,674,000
________________
(1)Represents the estimated fair value of the 15,117,529 GAHR III Operating Partnership units issued as consideration, with a reference value for purposes thereof of $8.71 per unit.
(2)Represents the consideration adjustment for the working capital deficit.
REIT Merger
The preliminary fair value of consideration to be transferred is calculated as follows:

Deemed issuance of GAHR III common stock to GAHR IV shareholders (1)	$768,074,000
Consideration allocated to the acquisition of additional interest in Trilogy REIT Holdings, LLC (2)	(59,700,000)
Total purchase consideration	$708,374,000
________________
(1)Represents the fair value of GAHR III Common Stock that is deemed to be issued for accounting purposes only. The fair value of the purchase consideration is calculated based on 88,183,065 shares of common stock deemed to be issued by GAHR III at the fair value per share of $8.71.
(2)Represents the fair value of GAHR IV’s holdings in Trilogy REIT Holdings, LLC (“Trilogy”). As the Combined Company holds controlling interest in Trilogy and therefore, consolidates Trilogy, the consideration attributed to the acquisition of additional interest in Trilogy is accounted for separately from the REIT Merger.
Preliminary Purchase Price Allocation
AHI Acquisition
The following table sets forth the allocation of the preliminary purchase consideration to the estimated fair values of identifiable tangible and intangible assets acquired and liabilities assumed of NewCo with the excess recorded as goodwill:

Accounts and other receivables, net	$68,000
Operating lease right-of-use assets, net	3,300,000
Identified intangible assets, net	42,000
Other assets, net	284,000
Total assets	3,694,000

Accounts payable and accrued liabilities	(3,354,000)
Operating lease liabilities	(3,213,000)
Total liabilities	(6,567,000)
Net liabilities assumed (a)	(2,873,000)
Preliminary purchase consideration (b)	131,674,000
Preliminary goodwill (b) - (a)	$134,547,000

REIT Merger
The following table sets forth the allocation of the preliminary purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of GAHR IV:

Real estate investments, net	$1,098,732,000
Cash and cash equivalents	21,336,000
Accounts and other receivables, net	1,768,000
Restricted cash	1,176,000
Identified intangible assets, net	128,782,000
Operating lease right-of-use assets, net	13,849,000
Other assets, net	3,562,000
Total assets	1,269,205,000

Mortgage loans payable, net	(18,677,000)
Lines of credit and term loans	(482,900,000)
Accounts payable and accrued liabilities	(22,929,000)
Accounts payable due to affiliates	(1,029,000)
Identified intangible liabilities, net	(16,214,000)
Operating lease liabilities	(9,864,000)
Security deposits, prepaid rent and other liabilities	(5,163,000)
Total liabilities	(556,776,000)
Redeemable noncontrolling interests	(2,527,000)
Noncontrolling interests	(1,528,000)
Net assets acquired (a)	708,374,000
Preliminary purchase consideration (b)	708,374,000
Preliminary goodwill (b) - (a)	$—
The estimated fair value of the assets assumed in the pro forma adjustments presented herein are preliminary. Management’s final determination of the purchase price allocation of the AHI Acquisition and REIT Merger will be based on NewCo’s and GAHR IV’s net assets acquired as of the closing date and based on factors that cannot be predicted with certainty at this time. Therefore, the actual allocations may differ from the pro forma adjustments presented. Any change in the amount of the final purchase price allocated to definite-lived assets could materially affect the carrying amount and the related amortization expense or depreciation expense of such assets.
4.Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
AHI Acquisition Transaction Accounting Adjustments
(a)To record the estimated fair value of $42,000 for NewCo’s above-market lease intangible assets, as well as eliminate NewCo’s historical deferred lease receivables of $42,000 and historical prepaid leases of $87,000 referenced in note 4(c). Preliminary identifiable intangible assets consist of the following:

Intangible Assets	Approximate Fair Value	Estimated Useful Life (in years)
Above-market leases	$42,000	4
(b)To record preliminary estimate of goodwill.
(c)To record the adjustment for the right-of-use assets to equal the remeasured operating lease liabilities presented in note 4(d), adjusted for the off-market lease assets of $87,000, which represents NewCo’s historical prepaid leases. The remaining difference in the adjustment amount from note 4(d) is attributable to the historical difference between the historical right-of-use assets and operating lease liabilities.
(d)To record the adjustment for the operating lease liabilities as of June 30, 2021, remeasured using GAHR III’s weighted average discount rate.
(e)To eliminate NewCo’s historical equity balance.

(f)To record issuance of GAHR III purchase consideration of $131,674,000, allocated between $67,853,000 as permanent noncontrolling interests to the NewCo sellers, $17,375,000 as redeemable noncontrolling interests to the NewCo sellers, a corresponding $137,000 reduction in the accumulated other comprehensive loss balance attributable to controlling interests, and $46,309,000 offset to additional paid-in capital.
REIT Merger Transaction Accounting Adjustments
(g)To record the net adjustment to the estimated fair value of acquired real estate investments, net. Preliminary real estate investments consist of the following:

Real Estate Investments	Approximate Fair Value	Estimated Useful Lives (in years)	Incremental First Year Amortization
Land	$111,476,000	N/A	$—
Building improvements	910,344,000	29	31,391,000
Site improvements	31,958,000	6	5,326,000
Unamortized tenant improvement allowances	39,332,000	6	6,555,000
Furniture, fixtures and equipment	5,622,000	5	1,124,000
Total real estate investments	$1,098,732,000		$44,396,000
(h)To record the payment of estimated transaction costs incurred by GAHR III and GAHR IV, inclusive of the settlement of accrued transaction costs of $1,829,000, and the payment of future expected transaction costs of $13,109,000 estimated to be incurred subsequent to June 30, 2021 and through the consummation of the REIT Merger.
(i)To record the redemption of AHI’s noncontrolling interests in GAHR III, GAHR III Operating Partnership, GAHR IV and GAHR IV Operating Partnership, in connection with the REIT Merger.
(j)To record the net adjustment to the estimated fair value of acquired identifiable intangible assets and liabilities. Preliminary identifiable intangible assets and liabilities consist of the following (the incremental amortization in this table does not include amortization related to assets and liabilities for which the carrying value equals the fair value, as there is no incremental amortization for such assets and liabilities):

Intangible Assets	Approximate Fair Value	Estimated Useful Lives (in years)	Incremental First Year Amortization
In-place leases	$82,278,000	6	$13,713,000
Above-market leases	46,156,000	10	3,166,000
Certificates of need	348,000	N/A	—
Total identified intangible assets	$128,782,000		$16,879,000

Intangible Liabilities	Approximate Fair Value	Estimated Useful Life (in years)	Incremental First Year Amortization
Below-market leases	$(16,214,000)	10	$(1,323,000)
(k)To record remeasured right-of-use assets (“ROU”), inclusive of off-market lease assets of $3,985,000. The off-market lease assets are comprised of the following components:

Above/below ground lease	$1,799,000
Prepaid ground lease	2,186,000
Off-market lease assets in ROU	$3,985,000
(l)To eliminate GAHR IV’s historical lease commissions of $3,310,000, deferred rent receivable of $14,499,000, and deferred financing costs on its line of credit and term loans of $783,000 as these do not represent assets for the Combined Company.
(m)To eliminate GAHR IV’s investment in Trilogy, as Trilogy is already consolidated by GAHR III.

(n)To record the net adjustment to the estimated fair value of mortgage loans payable and the removal of GAHR IV’s deferred financing costs and unamortized premiums and discounts as these do not represent liabilities for the Combined Company.
(o)To record the adjustment for the operating lease liabilities as of June 30, 2021, remeasured using GAHR III’s weighted average discount rate.
(p)To eliminate the GAHR IV’s historical prepaid rent liability, which reflects the off-market lease term and therefore, is included in the intangible liability recorded in adjustment 4(j).
(q)To record the net adjustment to the acquired GAHR IV redeemable and permanent noncontrolling interests to reflect the estimated fair value.
(r)To reflect the par value of shares of GAHR IV's equity structure, and the elimination of GAHR III par value, as GAHR IV is the legal acquirer.
(s)To eliminate GAHR IV’s historical equity balances.
(t)To reflect issuance of equity consideration.
(u)To record reduction of the noncontrolling interest in Trilogy resulting from the acquisition of GAHR IV’s interest in Trilogy.
(v)To record an increase in permanent and redeemable noncontrolling interest balances held by NewCo sellers resulting from the increase in the carrying value of GAHR III Operating Partnership as a result of the merger with GAHR IV Operating Partnership and to record a corresponding increase in the accumulated other comprehensive loss attributable to controlling interests, all of which are offset against additional paid-in capital.
5.Notes to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2021 and for the Year Ended December 31, 2020
AHI Acquisition Transaction Accounting Adjustments
(a)To eliminate NewCo’s revenues attributed to the management contracts with GAHR III and the corresponding expenses recognized by GAHR III during the period, which are net of amounts capitalized to the balance sheet.
(b)To eliminate the expenses associated with AHI assets that will not be contributed to NewCo. Additionally, the adjustment also includes elimination of noncontrolling interest income, as NewCo will be wholly owned by GAHR III Operating Partnership.
(c)To allocate income attributable to the additional noncontrolling interest resulting from the issuance of the GAHR III Operating Partnership units to NewCo sellers.
REIT Merger Transaction Accounting Adjustments
(d)To eliminate GAHR IV’s historical contra revenue related to the amortization of above- and below-market leases and to record contra revenue based on the fair values of acquired above- and below-market leases.
(e)To eliminate NewCo’s revenues attributed to the management contracts with GAHR IV and the corresponding expenses recognized by GAHR IV during the period, which are net of amounts capitalized to the balance sheet.
(f)To record compensation expense for stock grants awarded per the Merger Agreement.
(g)To eliminate $6,931,000 in the historical transaction costs incurred during the six months ended June 30, 2021 and add such costs to the pro forma income statement for the year ended December 31, 2020, based on the pro forma assumed closing date of January 1, 2020, and to record transaction costs of $13,109,000 estimated to be incurred subsequent to June 30, 2021 and through the consummation of the REIT Merger.
(h)To eliminate GAHR IV’s historical depreciation expense and to record depreciation expense based on the estimated fair value of the acquired real estate investments.
(i)To eliminate GAHR IV’s historical amortization expense and to record amortization expense based on the estimated fair value of the acquired intangible assets.
(j)To eliminate GAHR IV’s historical amortization related to deferred financing costs and unamortized discounts and premiums, and to record adjusted amortization based on the estimated fair value of debt.

(k)To eliminate GAHR IV’s income or loss from unconsolidated entities (i.e., Trilogy) and GAHR III’s income or loss attributable to GAHR IV’s noncontrolling interests in Trilogy.
(l)To allocate income or loss attributable to the additional noncontrolling interest resulting from the issuance of the GAHR III Operating Partnership units to NewCo sellers.
(m)Represents the pro forma basic and diluted income (loss) from continuing operations per share calculated using the historical weighted average shares of GAHR III Common Stock outstanding. The convertible GAHR III Operating Partnership units issued as consideration for NewCo are anti-dilutive for the six months ended June 30, 2021 and the year ended December 31, 2020.
(n)Represents the pro forma basic and diluted loss from continuing operations per share calculated using the historical weighted average shares of GAHR III Common Stock outstanding multiplied by the exchange ratio, as GAHR IV is the legal acquiror, adjusted for the redemption of GAHR IV shares as referenced in note 4(i), and the GAHR IV shares issued at close. The weighted average shares outstanding for the six months ended June 30, 2021 include vested amounts of the stock grants issued as part of the Merger Agreement. The stock grants are not included in the weighted average shares outstanding for the year ended December 31, 2020 per their vesting schedule.